EXHIBIT 99.1

1. Summary of the Characteristics of the Contracts

Contracts

Outstanding Principal Balance	$1,600,000,056.70
Minimum	$528.69
Maximum	$148,472.19
Average	$18,117.38
Number of Contracts	88,313
Financed Vehicles
Percentage of New Vehicles	37.44%
Percentage of Pre-Owned Vehicles	62.56%
Percentage of Automobiles	40.96%
Percentage of Light Duty Trucks	59.04%
Percentage of Simple Interest Contracts	99.23%
Percentage of Rule of 78’s Contracts	0.77%
Annual Percentage Rate
Minimum	3.19%
Maximum	35%
Weighted Average	10.688%
Remaining Maturities
Minimum (Months)	3
Maximum (Months)	84
Weighted Average (Months)	65.29
Original Maturities
Minimum (Months)	12
Maximum (Months)	84
Weighted Average (Months)	66.23
Percentage over 60 Months	64.7%
Percentage over 72 Months	1.33%

2. Distribution of Contracts by APR

			Percentage of
		Sum of	Aggregate
	Number of	Principal	Principal
Contract APR	Contracts	Balances	Balance

3.000% – 3.999%	124	$2,545,907.75	0.16%
4.000% – 4.999%	1,912	40,008,626.97	2.5
5.000% – 5.999%	4,805	105,342,159.57	6.58
6.000% – 6.999%	6,319	135,519,663.88	8.47
7.000% – 7.999%	7,844	166,213,509.40	10.39
8.000% – 8.999%	9,079	186,281,459.30	11.64
9.000% – 9.999%	10,727	209,305,813.86	13.08
10.000% – 10.999%	7,952	150,045,555.15	9.38
11.000% – 11.999%	6,253	115,337,471.77	7.21
12.000% – 12.999%	7,030	118,573,677.50	7.41
13.000% – 13.999%	5,001	83,556,295.01	5.22
14.000% – 14.999%	4,909	76,254,761.55	4.77
15.000% – 15.999%	3,932	57,692,068.92	3.61
16.000% – 16.999%	3,214	45,090,615.66	2.82
17.000% – 17.999%	2,558	34,556,220.06	2.16
18.000% – 18.999%	2,279	28,046,945.99	1.75
19.000% – 19.999%	1,544	17,587,168.32	1.1
20.000% – 20.999%	1,025	11,255,104.23	0.7
21.000% – 21.999%	979	9,490,734.21	0.59
22.000% and higher	827	7,296,297.60	0.46

Total	88,313	$1,600,000,056.70	100.00%

3. Geographic Concentration of the Contracts

		Sum of	Percentage of
	Number of	Principal	Aggregate
Dealer State	Contracts	Balances	Principal Balance

California	32,903	$610,373,405.86	38.15%
Washington	5,648	92,542,179.63	5.78
Arizona	4,623	82,933,628.12	5.18
Texas	2,889	60,354,907.43	3.77
Virginia	2,710	54,080,269.25	3.38
Oregon	3,190	53,186,905.76	3.32
New York	2,526	43,263,135.47	2.7
Illinois	2,258	42,680,247.44	2.67
Ohio	2,447	41,205,432.78	2.58
Nevada	2,199	39,127,889.73	2.45
Florida	2,286	38,155,351.32	2.38
Georgia	1,755	38,138,619.24	2.38
Colorado	2,144	35,826,451.47	2.24
Idaho	2,164	34,782,511.25	2.17
North Carolina	1,909	33,978,752.91	2.12
Maryland	1,408	29,657,234.46	1.85
Michigan	1,743	28,931,548.74	1.81
Missouri	1,453	24,281,192.50	1.52
Tennessee	1,255	22,665,705.27	1.42
South Carolina	980	18,304,291.65	1.14
Massachusetts	914	16,988,810.41	1.06
Utah	942	16,261,288.65	1.02
New Jersey	799	15,494,633.07	0.97
Wisconsin	807	13,831,539.33	0.86
Connecticut	715	11,648,933.52	0.73
Pennsylvania	648	11,514,727.99	0.72
Minnesota	575	10,875,530.65	0.68
Alabama	523	10,042,299.12	0.63
New Mexico	593	10,035,295.79	0.63
Kentucky	534	9,761,071.33	0.61
New Hampshire	428	7,238,741.06	0.45
Delaware	328	7,187,853.50	0.45
Indiana	411	6,841,289.76	0.43
Iowa	384	6,279,925.72	0.39
Kansas	360	6,222,000.02	0.39
Mississippi	202	3,837,921.29	0.24
Rhode Island	97	1,793,412.06	0.11
Montana	91	1,549,788.49	0.1
Maine	80	1,471,283.20	0.09
Nebraska	83	1,353,179.55	0.08
Wyoming	71	1,285,053.60	0.08
South Dakota	77	1,171,673.16	0.07
Oklahoma	60	1,076,213.28	0.07
West Virginia	56	975,298.16	0.06
Vermont	45	792,633.71	0.05

Total	88,313	$1,600,000,056.70	100.00%